Exhibit 10.8

EQUITY PLEDGE AGREEMENT

BY AND AMONG

ORIENTAL INTRA-ASIA ENTERTAINMENT (CHINA) LIMITED

SHUDONG XIA

ZHIPING ZHANG

ZHIBIN LAI

AND

WEI GAO

EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (the “Agreement”) is entered into on the day of  February 3, 2009 by and among the following parties:

Pledgee:	Oritental Intra-Asia Entertainment (China) Limited
Address:	1701 Yingu Mansion, No. 9 Beisihuan Road, Haidian District, Beijing, China.

Pledgors:	Shudong Xia, Zhiping Zhang, Zhibin Lai, and Wei Gao having the addresses below:

Shudong Xia
Identification Card No: 422125721020561
Address:	Room 7-3-802 Xingbiaojiayuan,Wanliu,
Haidian District, Beijing,China

Zhiping Zhang
Identification Card No: 11010819690428187X
Address:	Room 14-8-602, Anheyuan, Tianxiuhuayuan, Haidian District, Beijing, China

Zhibin Lai
Identification Card No: 35262719731111001X
Address:	Room 2010, No.1 Building, Bixingyuanxiaoqu, Luozhuangxili, Zhichun Road, Haidian District, Beijing, China

Wei Gao
Identification Card No: 110108197910135427
Address:	Room 307, Unit 3, Building A7, Courtyard #11, Fucheng Road, Haidian District, Beijing, China

WHEREAS,

1.
All of the Pledgors are the citizen of the People’s Republic of China ("PRC”).  The Pledgors, collectively, own 100% of the Equity Interest in China TransInfo Technology Group Co., Ltd. (“Group”).  Group is a company registered in Beijing carrying on traffic information service business.

2.
The Pledgee, a wholly foreign-owned company registered in Beijing, PRC, has been licensed by the PRC relevant government authority to carry on the business of computer and information technology development. The Pledgee and Group entered into Exclusive Technical Development and Consulting Agreement (the “Service Agreement”) on February 3, 2009.

3.
In order to ensure that the Pledgee collects development and consulting service fees from Group, the Pledgors are willing to pledge all of their equity interest in Group to the Pledgee as a security for the Pledgee to collect technical consulting and service fees under the Service Agreement.

In order to define each Party’s rights and obligations, the Pledgee and the Pledgors through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.           DEFINITIONS AND INTERPRETATIONS

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1	Pledge means the full meaning assigned to that term in Article 2.

1.2	Equity Interest means all its 100% equity interests in Group legally held by the Pledgors.

1.3	Rate of Pledge means the ratio between the value of the pledge under this Agreement and the technical consulting and service fees under the Service Agreement.

1.4	Term of Pledge means the period provided for under Article 3.2 hereunder.

1.5	Service Agreement means the Exclusive Technical Consulting and Service Agreement entered into by and between Group and the Pledgee.

1.6	Event of Default means any event in accordance with Article 7 hereunder.

1.7	Notice of Default means the notice of default issued by the Pledgee in accordance with this Agreement.

2.           PLEDGE

2.1	The Pledgors agree to pledge all of their Equity Interest in Group to the Pledgee as a guarantee for the technical consulting and service fees payable to the Pledgee under the Service Agreement.

2.2
Pledge under this Agreement refers to the rights owned by the Pledgee who shall be entitled to have priority in receiving payment or proceeds from the auction or sale of the equity interests pledged by the Pledgors to the Pledgee.

3.           RATE OF PLEDGE AND TERM OF PLEDGE

3.1	The Rate of Pledge

3.1.1	The Rate of Pledge shall be 100%.

3.2	The Term of Pledge

3.2.1
The Pledge of the Equity Interest under this Agreement shall take effect as of the date when the Equity Interest under this Agreement are recorded in the Register of Shareholder of Group and registered with the competent Administration for Industry and Commerce.  The Term of the Pledge is the same as the term of Service Agreement.

3.2.2	During the Term of Pledge, the Pledgors shall not be entitled to dispose of the Equity Interests.

4.           PHYSICAL POSSESSION OF DOCUMENTS

4.1	The Pledgors shall not be entitled to collect the dividends from the Equity Interest and any dividends paid upon the Equity Interest shall be immediately delivered to the Pledgee.

5.           WARRANTIES AND REPRESENTATIONS OF THE PLEDGORS

5.1	The Pledgors are the legal owners of the Equity Interest.

5.2	Except as otherwise provided hereunder, the Pledgee shall not be interfered with by any parties at any time when the Pledgee exercises its rights in accordance with this Agreement.

5.3	Except as otherwise provided hereunder, the Pledgee shall be entitled to dispose of or assign the Pledge in accordance with this Agreement.

5.4	The Pledgors will not pledge or encumber the Equity Interest to any other person except for the Pledgee.

6.           COVENANT OF THE PLEDGORS

6.1	During the effective term of this Agreement, the Pledgors covenant to the Pledgee that the Pledgors shall:

6.1.1
Comply with and implement laws and regulations with respect to the pledge of rights, present to the Pledgee the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority within five (5) days upon receiving such notices, orders or suggestions and comply with such notices, orders or suggestions, or object to the foregoing matters at the reasonable request of the Pledgee or with consent from the Pledgee.

6.1.2
Timely notify the Pledgee of any events or any received notices which may affect the Pledgors’ Equity Interest or any part of its right, and any events or any received notices which may change the Pledgors’ any covenant and obligation under this Agreement or which may affect the Pledgors’ performance of its obligations under this Agreement.

6.2
The Pledgors agree that the Pledgee’s right to exercise the Pledge obtained from this Agreement shall not be suspended or hampered through legal procedure by the Pledgors or any successors of the Pledgors or any person authorized by the Pledgors.

6.3
The Pledgors warrant to the Pledgee that in order to protect or perfect the security over the payment of the technical consulting and service fees under the Service Agreement, the Pledgors shall execute in good faith and cause other parties who have interests in the Pledge to execute all the title certificates, contracts, and or perform and cause other parties who have interests to take action as required by the Pledgee and make access to exercise the rights and authorization vested in the Pledgee under this Agreement, and execute all the documents with respect to the changes of certificate of the Equity Interest with the Pledgee or the person (natural person or legal entity) designed by the Pledgee, and provides all the notices, orders and decisions regarded as necessary by the Pledgee with the Pledgee within the reasonable time.

6.4
The Pledgors warrant to the Pledgee that the Pledgors will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of the Pledgee.  The Pledgors shall compensate all the losses suffered by the Pledgee for the reasons that the Pledgors do not perform or fully perform their guarantees, covenants, agreements, representations and conditions.

7.           EVENTS OF DEFAULT

7.1	The following events shall be regarded as the event of default:

7.1.1	Group fails to make full payments of the exclusive technical consulting and service fees as scheduled under the Service Agreement;

7.1.2	The Pledgors make any material misleading or fraudulent representations or warranties under Article 5 herein, and/or the Pledgors are in violation of any warranties under Article 5 herein;

7.1.3	The Pledgors violate the covenants under Article 6 herein;

7.1.4	The Pledgors violate any terms and conditions herein;

7.1.5	The Pledgors waive the pledged Equity Interest or transfer or assign the pledged Equity Interest without prior written consent of the Pledgee;

7.1.6
The Pledgors’ external loan, security, compensation, covenants or any other compensation liabilities (1) are required to be repaid or performed prior to the scheduled date; or (2) are due but can not be repaid or performed as scheduled and thereby cause the Pledgee to deem that the Pledgors’ capacity to perform the obligations herein is affected;

7.1.7	The Pledgors are incapable of repaying the general debt or other debt;

7.1.8	This Agreement is illegal for the reason of the promulgation of the related laws or the Pledgors' incapability of continuing to perform the obligations herein;

7.1.9
Any approval, permits, licenses or authorization from the competent authority of the government needed to perform this Agreement or validate this Agreement are revoked, suspended, invalidated or materially amended;

7.1.10	The property of the Pledgors is adversely changed and causes the Pledgee to deem that the capability of the Pledgors to perform the obligations herein is affected;

7.1.11	The successors or assignees of the Pledgors are only entitled to perform a portion of or refuse to perform the payment liability under the Service Agreement;

7.1.12	Other circumstances whereby the Pledgee is incapable of exercising the right to dispose the Pledge in accordance with the related laws.

7.2
The Pledgors shall immediately give a written notice to the Pledgee if the Pledgors are aware of or find that any event under Article 7.1 herein or any events that may result in the foregoing events have happened or is going on.

7.3
Unless the event of default under Article 7.1 herein has been solved to the Pledgee's satisfaction, the Pledgee, at any time when the event of default happens or thereafter, may give a written notice of default to the Pledgors and require the Pledgors to immediately make full payments of the outstanding service fees under the Service Agreement and other payables or dispose the Pledge in accordance with Article 8 herein.

8.           EXERCISE OF THE RIGHT OF THE PLEDGE

8.1
The Pledgors shall not transfer or assign the Equity Interest without prior written approval from the Pledgee prior to the full repayment of the consulting and service fees under the Service Agreement.

8.2	The Pledgee shall give the Notice of Default to the Pledgors when the Pledgee exercises the right of pledge.

8.3	Subject to Article 7.3, the Pledgee may exercise the right to dispose the Pledge at any time when the Pledgee gives the Notice of Default in accordance with Article 7.3 or thereafter.

8.4
The Pledgee is entitled to have priority in receiving payment or proceeds from the auction or sale of whole or part of the Equity Interest pledged herein in accordance with legal procedure until the outstanding technical consulting and service fees and all other payables under the Service Agreement are repaid.

8.5	The Pledgors shall not hinder the Pledgee from disposing the Pledge in accordance with this Agreement and shall give necessary assistance so that the Pledgee could realize his Pledge.

9.           TRANSFER OR ASSIGNMENT

9.1	The Pledgors shall not donate or transfer his rights and obligations herein without prior consent from the Pledgee.

9.2	This Agreement shall be binding upon and inure to the benefit of the successors of the Pledgors and be effective to the Pledgee and his each successor and assignee.

9.3
The Pledgee may transfer or assign his all or any rights and obligations under the Service Agreement to any individual (natural person or legal entity) at any time.  In this case, the assignee shall enjoy and undertake the same rights and obligations herein of the Pledgee as if the assignee is a party hereto.  When the Pledgee transfers or assigns the rights and obligations under the Service Agreement, at the request of the Pledgee, the Pledgors shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

9.4	After the Pledgee’s change resulting from the transfer or assignment, the new parties to the pledge shall re-execute a pledge contract.

10.         TERMINATION

This Agreement shall not be terminated until the term of the Services Agreement has expired and the obligations thereunder are paid off.  The Pledgee shall then cancel or terminate this Agreement within reasonable time as soon as practicable.

11.         FORMALITIES FEES AND OTHER EXPENSES

11.1
The Pledgors shall be responsible for all the fees and actual expenditures in relation to this Agreement, including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges.  If the Pledgee pays the relevant taxes in accordance with the laws, the Pledgors shall fully indemnify such taxes paid by the Pledgee.

11.2
The Pledgors shall be responsible for all the fees (including but not limited to any taxes, formalities fees, management fees, litigation fees, attorney's fees, and various insurance premiums in connection with disposition of Pledge) incurred by the Pledgors for the reason that (1) the Pledgors fail to pay any payable taxes, fees or charges in accordance with this Agreement; or (2) the Pledgee has recourse to any foregoing taxes, charges or fees by any means for other reasons.

12.         FORCE MAJEURE

12.1
If this Agreement is delayed in or prevented from performing in the event of Force Majeure, only within the limitation of such delay or prevention, the affected party is absolved from any liability under this Agreement.  Force Majeure, which includes acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any unforeseen events beyond the prevented party’s reasonable control and cannot be prevented with reasonable care.  However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party’s reasonable control.  The Pledge effected by Force Majeure who claims for exemption from performing any obligations under this Agreement or under any Article herein shall notify the other party of such exemption promptly and advice him of the steps to be taken for completion of the performance.

12.2
The party affected by Force Majeure shall not assume any liability under this Agreement.  However, subject to the party affected by Force Majeure having taken its reasonable and practicable efforts to perform this Agreement, the Party claiming for exemption of the liabilities may only be exempted from performing such liability as within limitation of the part performance delayed or prevented by Force Majeure.  Once causes for such exemption of liabilities are rectified and remedied, both parties agree to resume performance of this Agreement with their best efforts.

13.         DISPUTE RESOLUTION

13.1	This Agreement shall be governed by and construed in accordance with the laws of the PRC.

13.2
The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing under the current effective rules of CIETAC. The arbitration proceedings shall be conducted in Chinese.  The arbitration award shall be final and binding upon the parties.

14.         NOTICE

14.1
Any notice which is given by the parties hereto for the purpose of performing the rights, duties and obligations hereunder shall be in writing.  Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice.  The delivery place is the address first written above of the parties hereto or the address advised in writing including facsimile and telex from time to time.

15.         EFFECTIVENESS

15.1	This Agreement and any amendments, modification, supplements, additions or changes hereto shall be in writing and come into effect upon being executed and sealed by the parties hereto.

15.2	This Agreement is executed in English.

[Signature Page Follows]

The Pledgee: Oriental Intra-Asia Entertainment (China) Limited
/s/ Shudong Xia

Authorized Representative: Shudong Xia

The Pledgors:

Signature: /s/ Shudong Xia

Name:  Shudong Xia

Signature: /s/ Zhiping Zhang

Name:  Zhiping Zhang

Signature: /s/ Zhibin Lai

Name:  Zhibin Lai

Signature: /s/ Wei Gao

Name:  Wei Gao